UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 345-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2014, Graham Holdings Company (the “Company”) announced that Timothy J. O’Shaughnessy has been named President of the Company, effective as of November 3, 2014. Mr. O’Shaughnessy, 32, has most recently served as Chief Executive Officer of LivingSocial, Inc. (“LivingSocial”), a position he held from co-founding the company in July 2007 until stepping down in August 2014. During Mr. O’Shaughnessy’s tenure, LivingSocial grew to be a multi-million dollar marketing business. Prior to co-founding LivingSocial, Mr. O’Shaughnessy served as a product manager at AOL, Inc. from 2004 to 2006, then moved to Revolution Health Group where he rose to Vice President of Product Development before leaving in 2007. Mr. O’Shaughnessy graduated from Georgetown University in 2004.

Mr. O’Shaughnessy is the son-in-law of Donald E. Graham, Chairman and Chief Executive Officer of the Company. Mr. O’Shaughnessy is also a cousin-by-law of Katharine Weymouth, who serves as a director of the Company.

Agreement with Mr. O’Shaughnessy

The Company has reached an agreement with Mr. O’Shaughnessy regarding the material terms of his employment.  Mr. O’Shaughnessy will serve as President of the Company and will report to the Chief Executive Officer of the Company. The Company has agreed that Mr. O’Shaughnessy’s annual base salary will be $750,000, and that he will be eligible for an annual cash incentive bonus with a target of 100% of his annual base salary, which will be payable based on the achievement of performance goals.  Any bonus that Mr. O’Shaughnessy receives for 2014 will be prorated to reflect his start date.

In addition, the Company has agreed to grant Mr. O’ Shaughnessy the following awards: 5,000 performance units for the 2013-2016 award cycle and 7,500 performance units for the 2015-2018 award cycle, which awards will be subject to terms and conditions that are standard for the Company.  The Company also has agreed to grant Mr. O’Shaughnessy 50,000 stock options on November 3, 2014, which options will generally vest ratably over six years and expire at the end of ten years, with an exercise price equal to the Company’s closing stock price on the grant date, plus a 3.5% growth rate compounded over 10 years.  In the event Mr. O’Shaughnessy’s employment is terminated by the Company without cause prior to the final vesting date of such stock options, subject to his execution of an irrevocable release of claims in favor of the Company, the stock options scheduled to vest on the next vesting date after his date of termination will become vested (and any remaining unvested options will be forfeited), and he will have three months to exercise the vested stock options.  Upon a termination of Mr. O’Shaughnessy’s employment by the Company for cause, he will forfeit all of the foregoing awards that are then outstanding, whether vested or unvested.

Mr. O’Shaughnessy also will be subject to customary restrictive covenants relating to non-competition, non-solicitation and confidentiality.

ITEM 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release of Graham Holdings Company, dated October 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company

Date: October 1, 2014	By:	/s/ Hal S. Jones
Name: Hal S. Jones
Title: Senior Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Graham Holdings Company, dated October 1, 2014